Exhibit 10.7

FIRST AMENDED AND RESTATED

DELPHI AUTOMOTIVE LLP

2010 MANAGEMENT VALUE CREATION PLAN

1.	Purpose.

The purpose of the Plan is to assist the Company in attracting, retaining, motivating and rewarding key employees of the Company, and promoting the creation of long-term value for the Members by closely aligning the interests of Participants with the Members. The Plan authorizes the award of Value Creation Awards to Participants to encourage such persons to expend their maximum efforts in the creation of value to the Members.

Capitalized terms have the meaning set forth in the Definitions Appendix.

2.	Administration.

The Plan shall be administered by the Committee, which shall have the sole authority, in its absolute discretion, to (i) select Eligible Individuals to become Participants, (ii) grant Value Creation Awards, (iii) modify, amend or equitably adjust the Target Value of outstanding Value Creation Awards in the event of a Participant’s promotion or demotion, (iv) construe, interpret, and implement the Plan, (v) prescribe, amend, and rescind rules and regulations relating to the Plan, and (vi) make all other determinations deemed necessary or advisable for the administration of the Plan. The determination of the Committee on all matters relating to the Plan or any amounts payable hereunder shall be final, binding, and conclusive. The Committee may delegate to officers, other members of the Board, or employees of the Company, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions, as the Committee may determine appropriate. The Committee may appoint agents to assist it in administering the Plan.

3.	Value Creation Awards.

(a) From time to time, the Committee may grant Value Creation Awards by providing any Eligible Individual with a Participation Agreement, the execution of which by such Eligible Individual shall be a requirement to participation in this Plan. The grant of a Value Creation Award hereunder shall also be conditioned upon and subject to the Participant’s execution and delivery of a Noninterference Agreement to the Company.

(b) A Participant’s Value Creation Award shall be unvested as of the date of grant. The Participant shall vest as to one hundred percent (100%) of the Value Creation Award on the Full Vesting Date. In the event a Participant undergoes a Termination for any reason prior to the Full Vesting Date, the Participant’s Value Creation Award shall be forfeited without payment, and the Participant shall have no further right with respect thereto; provided, however, that if the Participant’s Termination is a Qualifying Termination, such Participant shall vest in a Pro Rata Percentage of his or her Value Creation Award as of such Qualifying Termination.

(c) The vested portion of each Value Creation Award shall be paid on or as soon as reasonably practicable following the applicable Settlement Date, which payment shall in all events occur prior to the 15th day of March of the calendar year immediately following the calendar year in which the Settlement Date occurs. As provided herein, the amount paid will be equal to the Payment Value of the Value Creation Award multiplied by either 100% (if fully vested) or the Pro Rata Percentage, whichever is applicable. The Payment Value will be calculated based on the Target Value of the Value Creation Award and the level of Company Equity Value achieved. The amount paid in connection with any Settlement Date shall be made in cash, membership interests, Common Stock, or a combination thereof, as may be provided in a Participant’s Participation Agreement or otherwise determined by the Committee prior to the Settlement Date; provided, that, any payment in the form of membership interests shall only be made to a Senior Executive and then only to the extent provided in the Participant’s Participation Agreement, and provided, further, in the case of a Senior Executive with a Settlement Date following a Change in Control, at the discretion of the Committee, the amount paid in connection with such Settlement Date may be paid in substantially the same form of consideration received by other equity interest holders of the Company in connection with such Change in Control (with the value of any securities delivered based on the fair market value of such securities as of the applicable Settlement Date, as determined by the Committee in good faith). For avoidance of doubt, if, after compliance by the Company with all of its obligations hereunder and under the applicable Participation Agreement, the Company is unable to promptly deliver to any Participant the membership interests or Common Stock required to be so delivered, the Committee may elect to distribute cash in lieu thereof that has the same value as the membership interests or Common Stock that were required to be delivered by the Company.

(d) The Company shall deduct from all amounts paid to the Participant under the Plan all federal, state, local, and other taxes required by law to be withheld with respect to such payments. In the event that a Senior Executive receives any consideration other than cash upon settlement of his or her Value Creation Award, such Senior Executive may elect to have such withholding satisfied by having the Company withhold a number of membership interests, shares of Common Stock, or other securities otherwise deliverable upon the Settlement Date with a fair market value equal to amount of the withholding obligation.

4.	General Provisions.

(a) Compliance with Law. The obligation of the Company, if any, to deliver membership interests or Common Stock hereunder shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Participation Agreement to the contrary, the Company shall be under no obligation to offer to sell or to sell and shall be prohibited from offering to sell or selling any membership interests or shares of Common Stock to the Participants hereunder unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received advice of counsel, satisfactory to the Company, that such membership interests or Common Stock may be offered or sold to the Participants without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been

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fully complied with. The Company shall be under no obligation to register for sale or resale under the Securities Act any of the membership interests or Common Stock to be offered or sold under the Plan. If the membership interests or Common Stock offered for sale or sold under the Plan are offered or sold pursuant to an exemption from registration under the Securities Act, the Company may restrict the transfer of such membership interests or Common Stock and may legend the membership interests or Common Stock certificates representing such membership interests or Common Stock in such manner as it deems advisable to ensure the availability of any such exemption.

(b) Share Ownership Guidelines. The Company shall not adopt any Share Ownership Guidelines that restrict a Senior Executive’s right or ability to, following an Initial Public Offering, sell more than one-third (1/3rd) of the net (after withholding) shares of Common Stock, if any, acquired pursuant to this Plan.

(c) Underwriter Lockup. Notwithstanding anything herein to the contrary, if required by any underwriters managing an Initial Public Offering, shares of Common Stock acquired by a Participant pursuant to the settlement of a Value Creation Award hereunder (or the conversion of any membership interests acquired by a Participant pursuant to the settlement of a Value Creation Award hereunder in connection with such Initial Public Offering) may not be sold, transferred or otherwise disposed of prior to the date that is one hundred eighty (180) days following the Initial Public Offering, or if later, the date upon which a similar lock-up imposed on other holders of Company securities expires, and in such case, each Participant shall, at the request of such underwriters, execute a separate agreement to the foregoing effect. The Company may impose stop-transfer instructions with respect to the Common Stock subject to the foregoing restriction until the expiration of such restriction.

(d) No Right to Continued Employment. Nothing in the Plan shall confer upon any Participant the right to continue in the employ of the Company or to be entitled to any remuneration or benefits not set forth in the Plan or to interfere with or limit in any way the right of the Company to terminate any Participant’s employment.

(e) Amendment and Termination of the Plan. Subject to subsection (a) of this Section 4, the Committee may at any time and from time to time alter, amend, suspend, or terminate the Plan in whole or in part; provided that no such action may adversely affect in any material respect a Participant’s outstanding Value Creation Award without the consent of the Participant. Unless sooner terminated, the Plan shall terminate on December 31, 2012. Notwithstanding anything contained in this Section 4(e) to the contrary, the termination of the Plan on December 31, 2012 shall not diminish a Participant’s right hereunder with respect to Value Creation Awards outstanding as of such date. No Value Creation Award may be granted under the Plan while the Plan is suspended or after it is terminated.

(f) Participant Rights. Nothing in the Plan shall give any Participant any claim to be granted any Value Creation Awards under the Plan, and there is no obligation for uniformity of treatment among Participants. The receipt of a Value Creation Award in any given year does not entitle any Participant to a Value Creation Award for any subsequent year.

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(g) Funding. No provision of the Plan shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law.

(h) Additional Section 409A Provisions.

(i) Any payment otherwise required to be made hereunder to a Participant at any date as a result of a Termination shall be delayed for such period of time as may be necessary to meet the requirements of Section 409A(a)(2)(B)(i) of the Code.

(ii) Notwithstanding anything herein to the contrary, the payment of any “nonqualified deferred compensation” (within the meaning of Section 409A of the Code) hereunder upon a Termination shall be delayed until such time as the Participant has also undergone a “separation from service” as defined in Treas. Reg. 1.409A-1(h), at which time such nonqualified deferred compensation (calculated as of the date of the Participant’s Termination hereunder) shall be paid to the Participant as if the Participant had undergone such Termination (under the same circumstances) on the date of his or her ultimate “separation from service.”

(iii) While the payments and benefits provided hereunder are intended to be structured in a manner to avoid the implication of any penalty taxes under Section 409A of the Code, in no event whatsoever shall the Company be liable for any additional tax, interest, or penalties that may be imposed on a Participant as a result of Section 409A of the Code or any damages for failing to comply with Section 409A of the Code (other than for withholding obligations or other obligations applicable to employers, if any, under Section 409A of the Code).

(i) Separate Accounts. The Company may maintain a separate bookkeeping account for each Participant to track the notional value of such Participant’s Value Creation Award.

(j) Titles and Headings. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

(k) Governing Law. The Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Delaware without giving effect to the choice of law principles thereof.

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DEFINITIONS APPENDIX

Capitalized terms used in the Plan (including this Appendix) shall have the meanings set forth below.

(a) “Accrued Distributions” shall mean the sum of (i) any amounts distributed to the Members by the Company in respect of Applicable Membership Interests prior to an Initial Public Offering pursuant to Section 5.1 of the LLP Agreement, (ii) any dividends (other than normal quarterly dividends) paid by the Company in respect of the number of shares of Common Stock issued to Members in exchange for their Applicable Membership Interests in connection with the Initial Public Offering (as adjusted pursuant to (b) below) following an Initial Public Offering, and (iii) any amounts paid by the Company to repurchase Applicable Membership Interests from Members prior to the IPO Date.

(b) “Applicable Market Capitalization” shall mean, for each business day during the Post-IPO Period, the product of (i) an amount equal to the closing price of the Common Stock as reported on the principal stock exchange on which the Common Stock is listed, and (ii) the aggregate number of shares of Common Stock issued to Members in exchange for their Applicable Membership Interests in connection with the Initial Public Offering (as adjusted in accordance with the following sentence). The Committee shall equitably adjust the Applicable Market Capitalization in the event that there is a stock split, stock dividend or similar event affecting the Common Stock in connection with or following an Initial Public Offering.

(c) “Applicable Membership Interests” shall mean the membership interests of the Company issued and outstanding as of May 31, 2010, together with any membership interests issued after May 31, 2010 in respect of or in exchange therefor.

(d) “Average Common Equity Value” shall mean an amount equal to the average Applicable Market Capitalization during the Post-IPO Period.

(e) “Board” shall mean the Board of Managers of Delphi Automotive LLP or the comparable governing body of its successor or any parent holding company.

(f) “Cause” shall mean (i) a Participant’s conviction of or indictment for any crime (A) constituting a felony, or (B) that has, or could reasonably be expected to result in, an adverse impact on the performance of a Participant’s duties to the Company, or otherwise has, or could reasonably be expected to result in, an adverse impact to the business or reputation of the Company; (ii) conduct of a Participant, in connection with his or her employment or service, which is not taken in good faith and has, or could reasonably be expected to result in, material injury to the business or reputation of the Company; (iii) any willful violation of the Company’s Foundation for Excellence or other material policies set forth in the manuals or statements of policy of the Company; or (iv) willful neglect in the performance of a Participant’s duties for the Company or willful or repeated failure or refusal to perform such duties.

(g) “Change in Control” shall mean:

(i) on or prior to the IPO Date, any sale of all or substantially all of the assets or equity interests in Delphi Automotive LLP (by merger or otherwise) in a single transaction or series of related transactions to any persons or entities unaffiliated with Delphi Automotive LLP that results in net proceeds to Delphi Automotive LLP or the Members of not less than $3,641,757,563 less any amounts distributed by the Company to its Members prior to such sale; and

(ii) following the IPO Date:

(A) a direct or indirect change in ownership or control of Delphi Automotive LLP (or its successor) effected through a transaction or series of transactions (other than an offering of Common Stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” (as defined in Section 3(a)(9) of the Exchange Act) or any two or more persons deemed to be one “person” (as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), other than the Company, or an employee benefit plan maintained by the Company, directly or indirectly acquire “beneficial ownership” (within the meaning of Rule 13d-3 under the Exchange Act) of securities of Delphi Automotive LLP (or its successor) possessing more than fifty percent (50%) of the total combined voting power of Delphi Automotive LLP’s (or its successor’s) equity securities outstanding immediately after such acquisition;

(B) the date upon which individuals who, as of the IPO Date, constitute the Board (the “Incumbent Board”), cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the IPO Date whose election, or nomination for election by the Delphi Automotive LLP’s (or its successor’s) stockholders, was approved by a vote of at least a majority of the directors then constituting the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board; or

(C) the direct or indirect sale or disposition, in one or a series of related transactions, of all or substantially all of the assets of Delphi Automotive LLP (or its successor) to any “person” (as defined in Section 3(a)(9) of the Exchange Act) or to any two or more persons deemed to be one “person” (as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) other than the Company.

For the avoidance of doubt, an Initial Public Offering shall not constitute a Change in Control for purposes of this Plan.

(h) “Code” shall mean the United States Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

(i) “Committee” shall mean the Compensation Committee of the Board or the comparable body of any successor to Delphi Automotive LLP or any parent holding company.

(j) “Common Stock” shall mean the common stock of the Company following an Initial Public Offering.

(k) “Company” shall mean Delphi Automotive LLP, a limited liability partnership incorporated under the laws of England and Wales, and its successors, together with its direct or indirect subsidiaries, and, if applicable, its parent holding company.

(l) “Company Equity Value” shall mean, with respect to each Participant

(i) who incurs a Qualifying Termination before his or her Full Vesting Date, an amount equal to the sum of (I) the Accrued Distributions as of the date of the Qualifying Termination, plus (II)(x) if such Qualifying Termination occurs prior to an Initial Public Offering, the fair market value of the Applicable Membership Interests outstanding as of the date of such Qualifying Termination, which fair market value will be the fair market value of the Applicable Membership Interests on the most recent Valuation Date prior to the Qualifying Termination as determined by the Committee based upon a determination by a Valuation Firm, or (y) if the Qualifying Termination occurs on or following an Initial Public Offering, the Average Common Equity Value, calculated as of the date of the Qualifying Termination;

(ii) who is not described in clause (i) above, if the Settlement Date occurs on or following a Change in Control, an amount equal to the sum of (A) the Accrued Distributions through consummation of the Change in Control, plus (B) the fair market value on the date of such Change in Control of the Applicable Membership Interests outstanding as of the date of such Change in Control, as determined by the Committee, based on the aggregate value of the proceeds received by the Company or its Members, as applicable, in connection with such Change in Control; or

(iii) who is not described in clauses (i) or (ii) above, if the Settlement Date occurs on December 31, 2012, an amount equal to the sum of (A) the Accrued Distributions through December 31, 2012, plus (B)(x) if an Initial Public Offering has not occurred, the fair market value on December 31, 2012 of the Applicable Membership Interests outstanding as of December 31, 2012, as determined by the Committee based upon a determination by a Valuation Firm, or (y) if an Initial Public Offering has occurred, the Average Common Equity Value, calculated as of December 31, 2012.

(m) “Disability” shall have the meaning ascribed to such term in the Company’s long-term disability policy.

(n) “Eligible Individual” shall mean each employee of the Company and any other individual who provides substantial services to the Company.

(o) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

(p) “Full Vesting Date” shall mean, as to any Participant, December 31, 2012; provided, that, if the date of consummation of a Change in Control occurs before December 31, 2012, then (i) for all Participants other than Senior Executives, such consummation date shall be the Full Vesting Date, and (ii) for Senior Executives, the date of a Post-CIC Senior Executive Termination, if any, prior to December 31, 2012 shall be the Full Vesting Date.

(q) “Initial Public Offering” shall mean a firm commitment underwritten public offering registered under the Securities Act covering the offer and sale of the common equity securities of the Company pursuant to which the aggregate public offering price (before deduction of underwriters’ discounts and commissions) equals or exceeds $200 million.

(r) “IPO Date” shall mean the effective date of an Initial Public Offering.

(s) [Intentionally Omitted]

(t) “LLP Agreement” shall mean the Second Amended and Restated Limited Liability Partnership Agreement of the Company, as it may be amended from time to time.

(u) “Member” shall mean a “member” (as such term is defined in the Limited Liability Partnership Act 2000 under the laws of England and Wales, as amended from time to time) of Delphi Automotive LLP.

(v) “Noninterference Agreement” shall mean an agreement between a Participant and the Company, in a form determined by the Committee in its sole discretion, pursuant to which the Participant agrees to restrictions on one or more of the following activities that apply during his or her employment with the Company and for a period of time thereafter (i) disclosing confidential information, (ii) competing with the Company, (iii) soliciting employees, customers or suppliers of the Company, and/or (iv) engaging in any activity that the Committee determines could be detrimental to the Company.

(w) “Participant” shall mean each Eligible Individual who has received and executed a Participation Agreement and a Noninterference Agreement.

(x) “Participation Agreement” shall mean an agreement evidencing the terms and conditions of a Participant’s award under the Plan, including the Participant’s Target Value.

(y) “Payment Value” shall mean the value of the Value Creation Award as of the applicable Settlement Date based on the Target Value of the Award and the Company Equity Value, calculated as follows:

Company Equity Value	Payment Value of Value Creation Award
< $2.5 billion	0% of Target Value

$2.5 billion to $5.5 billion	20% of Target Value

$5.5 billion	40% of Target Value

$5.5 billion to $8.25 billion	40% of Target Value plus the product of (x) 2.95% of the Company Equity Value above $5.5 billion, and (y) the Target Value Percentage

$8.25 billion	100% of Target Value

>$8.25 billion	100% of Target Value plus the product of (x) 2.97% of the Company Equity Value above $8.25 billion, and (y) the Target Value Percentage

(z) “Plan” shall mean this Delphi Automotive LLP 2010 Management Value Creation Plan.

(aa) “Post-CIC Senior Executive Termination” shall mean a Termination of a Participant who is a Senior Executive upon or after a Change in Control either by the Company without Cause or by the Participant as a result of:

(i) a material diminution in the Participant’s base salary;

(ii) a material diminution in the Participant’s authority, duties, or responsibilities from those in effect immediately prior to the Change in Control;

(iii) a relocation of the Participant’s principal place of employment more than fifty (50) miles from its location immediately prior to such Change in Control; or

(iv) any other action or inaction that constitutes a material breach by the Company of the then-effective agreement, if any, under which the Participant provides services;

in each case without the Participant’s consent. A Participant must provide notice to the Company of the existence of any one or more of the conditions described in (i) through (iv) above within sixty (60) days of the initial existence of the condition, upon the notice of which the Company will have a period of thirty (30) days during which it may remedy the condition before a Post-CIC Senior Executive Termination will be effective.

(bb) “Post-IPO Period” shall mean, for each Participant, the period commencing on the IPO Date and ending on the Settlement Date or the date of such Participant’s Qualifying Termination, if earlier.

(cc) [Intentionally Omitted]

(dd) “Pro Rata Percentage” shall mean:

(i) if a Qualifying Termination occurs prior to December 31, 2010, zero (0);

(ii) if a Qualifying Termination occurs after December 31, 2010 and on or before December 31, 2011, twenty-five percent (25%); and

(iii) if a Qualifying Termination occurs after December 31, 2011, a percentage equal to the sum of (x) fifty percent (50%) and (y) the product of four and one-sixth percent (4-1/6%) and the number of full calendar months that the Participant worked during the 2012 calendar year prior to the Qualifying Termination.

(ee) “Qualifying Termination” shall mean, with respect to each Participant, either (i) a Termination by the Company without Cause or as a result of the Participant’s death or Disability, or (ii) the Participant’s voluntary Termination following attainment of age 55 with at least ten years of service with the Company (including service with the Company’s predecessor) (or such earlier time specified by the Committee).

(ff) “Securities Act” means the Securities Act of 1933, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

(gg) “Senior Executive” shall mean each Participant designated by the Committee as Senior Executive in a Participation Agreement.

(hh) “Settlement Date” shall mean the first to occur of (i) December 31, 2012, (ii) as to any Participant, the date of such Participant’s Termination as a result of his or her death or Disability, (iii) as to any Participant who is not a Senior Executive, the date of the consummation of a Change in Control, or (iv) as to any Senior Executive, the date of such Senior Executive’s Post-CIC Senior Executive Termination.

(ii) “Share Ownership Guidelines” shall mean any share ownership guidelines established by the Board or the Committee and applicable to Senior Executives following an Initial Public Offering.

(jj) “Target Value” shall mean the Payment Value of a Participant’s Value Creation Award, assuming a Company Equity Valuation equal to $8.25 billion as of the Settlement Date; provided, that in no event may the aggregate Target Value for all Participants under this Plan exceed $135 million. Notwithstanding anything herein to the contrary, the Committee may, without the consent of a Participant and by delivering a notice to the Participant, modify, amend or equitably adjust a Participant’s Target Value in the event of such Participant’s promotion or demotion prior to the Settlement Date.

(kk) “Target Value Percentage” shall mean, for each Participant, a percentage determined by dividing the Target Value by $135 million.

(ll) “Termination” shall mean the termination of a Participant’s employment or service with the Company; provided, however, that if so determined by the Committee at the time of any change in status in relation to the Company (e.g., a Participant ceases to be an employee and begins providing services as a consultant, or vice versa), such change in status will be not deemed to be a Termination hereunder. Unless otherwise determined by the Committee, in the event that any subsidiary of Delphi Automotive LLP ceases to be a subsidiary of Delphi Automotive LLP (by reason of sale, divesture, spin-off, or other similar transaction), unless a Participant’s employment or service is transferred to the Company, any Participants employed by or providing services to such former subsidiary of Delphi Automotive LLP shall be deemed to have a Termination hereunder as of the date of the consummation of such transaction.

(mm) “Valuation Date” shall mean December 31, 2010, 2011 and 2012 and any other date that the Committee may, in its sole discretion, declare to be a Valuation Date in order to update the Company Equity Value to reflect events subsequent to any such December 31 that may materially affect the Company Equity Value.

(nn) “Valuation Firm” shall mean an independent valuation firm selected by the Committee.

(oo) “Value Creation Award” shall mean an award of an opportunity to earn a payment under this Plan.